UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 29, 2015

OMNIVISION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Burton Drive

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 567-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01                                                 Entry into a Material Definitive Agreement.

On April 30, 2015, OmniVision Technologies, Inc. (“OmniVision”), Seagull International Limited (“Investor”), a wholly owned subsidiary of Seagull Investment Holdings Limited (“Investor Parent”), and Seagull Acquisition Corporation, a wholly owned subsidiary of Investor (“Acquisition Sub”), entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), providing for the merger of Acquisition Sub with and into OmniVision (the “Merger”), with OmniVision surviving the Merger as a wholly owned subsidiary of Investor.  Capitalized terms used but not defined herein shall have their meanings set forth in the Merger Agreement, which was previously filed as Exhibit 2.1 to OmniVision’s Form 8-K covering Items 1.01 and 9.01, filed on April 30, 2015.

On October 30, 2015, OmniVision, Investor and Acquisition Sub entered into the first amendment to the Merger Agreement (the “Amendment”).  Pursuant to the terms and conditions of the Merger Agreement and the Amendment, each Company Option that is unvested and outstanding as of immediately prior to the Effective Time and each Vested Out-of-the-Money Option will be assumed and converted into an option to purchase shares of Investor Parent (an “Investor Parent Option”).  As a result of the Amendment, the number of shares of Investor Parent subject to each Investor Parent Option will equal the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time.  The new exercise price of each Investor Parent Option will be determined by subtracting from the per-share exercise price for the shares of Company Common Stock otherwise purchasable pursuant to the Company Option immediately prior to the Effective Time an amount equal to the difference between the Merger Consideration and the fair market value of a share of Investor Parent as of the Effective Time, with the result rounded up to the nearest whole cent.

In addition, the Amendment extends the deadline to repay OmniVision’s indebtedness under the Loan and Security Agreement, dated March 16, 2007 (as amended from time to time), by and between OmniVision and Citibank N.A.

The Amendment also modifies certain customary covenants regarding the operation of the business of OmniVision and its subsidiaries.

The foregoing summary of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Section 8 — Other Events

Item 8.01.                            Other Events

On October 29, 2015, OmniVision elected to extend the termination date specified in the Merger Agreement until January 31, 2016.  Except as otherwise described herein, no other provisions of the Merger Agreement were otherwise amended or waived, and the Merger Agreement remains in full force and effect.

The proposed acquisition remains subject to the receipt of certain foreign antitrust and regulatory approvals, as well as other customary closing conditions. OmniVision expects the proposed acquisition to close in the third or fourth fiscal quarter of fiscal year 2016.

Section 9 — Financial Statements and Exhibits

Item 9.01.                                             Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

2.1*	Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 30, 2015

*Schedules and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or annex will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 3, 2015		OMNIVISION TECHNOLOGIES, INC.

	By:	/s/ Y. VICKY CHOU
Y. Vicky Chou Senior Vice President of Global Management and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 30, 2015

*Schedules and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or annex will be furnished supplementally to the Securities and Exchange Commission upon request.